Exhibit 10.3

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is entered into effective as of June 16, 2022 (the “Effective Date”) by and between Reviv3 Procare Company, a Delaware corporation (the “Company”), Intrepid Global Advisors, a Delaware corporation (“Intrepid”), and Axil & Associated Brands Corp., a Delaware corporation (“Axil”), with reference to the following:

A.       On the Effective Date, the Company is acquiring substantially all of the business and assets of Axil pursuant to an Asset Purchase Agreement by and between the Company, Axil, an acquisition subsidiary of the Company and certain stockholders of Axil, dated May 1, 2022 (the “Purchase Agreement”).

B.       The entry into this Agreement is a closing condition of the Purchase Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1. Issuance of New Securities. During the Lock Up Period, as defined in the Purchase Agreement, no New Securities may be issued by the Company without the approval of both Intrepid and Axil, so long as Axil holds of a majority of the outstanding Preferred Shares (as defined in the Purchase Agreement). “New Securities” means any capital stock (including common and preferred) of the Company whether now authorized or not, and rights, options or warrants to purchase capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided, that the term "New Securities" does not include (A) securities issuable upon conversion of or with respect to the Preferred Shares; (B) securities issued upon exercise of options or warrants; (C) securities issued pursuant to the acquisition of another entity by the Company (directly or through a subsidiary) by merger, purchase of substantially all the assets or other reorganization whereby the Company directly or indirectly owns more than fifty percent (50%) of the voting power of such entity; (D) any borrowings, directly or indirectly, from financial institutions, equipment leasing companies or other persons or entities by the Company or a subsidiary, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument; (E) shares of common stock (including options to purchase such shares) issued to employees, consultants or directors of the Company or a subsidiary pursuant to any existing or future stock option plan or stock purchase or stock bonus agreement or arrangement approved by the Board of Directors of the Company or any subsidiary; (F) securities issued in connection with obtaining lease financing; (G) securities issued pursuant to any stock dividend, stock split, combination or other reclassification by the Company of any of its capital stock; or (H) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities.

2. Proxy Regarding Other Matters.

Axil hereby irrevocably appoints for the Lock Up Period (to the fullest extent permitted by Section 212 of the Delaware Corporations Code) the Chief Executive Officer of the Company (who is presently Jeff Toghraie) and the Secretary of the Company (who is presently Chris Go), and each of them, as the sole and exclusive attorneys and proxies of Axil, with full power of substitution and resubstitution, to vote (or execute written consents in lieu thereof) and exercise all voting rights (to the fullest extent that Axil is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by Axil and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Section 2. Any and all prior proxies given by Axil with respect to any Shares are hereby revoked and Axil agrees not to grant any subsequent proxies with respect to the Shares until expiration of the Lock Up Period.

This proxy is irrevocable during the Lock Up Period (to the maximum extent permitted by Section 212 of the Delaware Corporations Code), is granted pursuant to the Purchase Agreement and in consideration of the Company entering into the Purchase Agreement and issuing to Axil the Common Shares and Preferred Shares as defined in the Purchase Agreement.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by Axil, at any time prior to the expiration of the Lock Up Period, to act as Axil’s attorney and proxy to vote the Shares and to exercise all voting and other rights of Axil with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to Section 228 of the Delaware Corporations Code) on any and all matters voted upon, at every annual, special or adjourned meeting of the stockholders of the Company and in every action taken by written consent in lieu of a meeting of the stockholders.

All obligations of Axil under this proxy shall be binding upon its successors and assigns and any transferee of the Shares.

3. Representations & Warranties. Each party hereto represents and warrants to the other parties as follows:

3.1 Authority Relative to this Agreement. It has all the necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to, or affecting generally, the enforcement of creditors’ and other obligees’ rights and (b) where the remedy of specific performance or other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceeding may be brought.

3.2 No Conflict.

(a) The execution and delivery of this Agreement by it does not, and the performance of this Agreement by it shall not, (i) conflict with or violate any federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to it by which the securities of the Company owned or issued by it are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the securities of the Company owned or issued by it pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which it is a party or by which it or the securities of the Company owned or issued by it are bound.

(b) The execution and delivery of this Agreement by it does not, and the performance of this Agreement by it shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity by it.

4. Miscellaneous

4.1 Further Assurances. Each party hereto shall execute and deliver such further documents and instruments and take all further action as may be reasonably necessary in order to carry out the intent of this Agreement.

4.2 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that each party shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Each party shall be entitled to its reasonable attorneys' fees in any action brought to enforce this Agreement in which it is the prevailing party.

4.3 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among them with respect to the subject matter hereof.

4.4 Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

4.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

4.6 Governing Law; Attorneys’ Fees. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Any action, suit or proceeding (collectively “Action”) concerning this Agreement shall be brought and maintained in a federal or state court of competent jurisdiction located in Orange County California. The parties irrevocably submit to the exclusive jurisdiction of such courts for the adjudication of any dispute hereunder or in connection herewith, and irrevocably waive, and agree not to assert in an Action, any claim that they are not personally subject to the jurisdiction of such court, that such Action is brought in an inconvenient forum or that the venue of such action is improper. The prevailing party in any such Action shall be entitled to recover their costs, including attorneys’ fees.

4.7 Termination. This Agreement shall terminate upon expiration of the Lock Up Period.

Signatures on Following Page

IN WITNESS WHEREOF, the Company, Intrepid and Axil have duly executed this Agreement.

The Company:
Reviv3 Procare Company

By:	/s/ Jeff Toghraie
Name: Jeff Toghraie
Title: Chief Executive Officer

Intrepid:
Intrepid Global Advisors

By:	/s/ Jeff Toghraie
Name: Jeff Toghraie
Title: Managing Director

Axil:
Axil & Associated Brands Corp.

By:	/s/ Weston Harris
Name: Weston Harris
Title: Chief Executive Officer